Exhibit 3.77

STATE OF NEVADA

BARBARA K. CEGAVSKE		Commercial Recordings Division
Secretary of State		202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

KIMBERLEY PERONDI		North Las Vegas City Hall
Deputy Secretary for		2250 Las Vegas Blvd North, Suite 400
Commercial Recordings	OFFICE OF THE	North Las Vegas, NV 89030
	SECRETARY OF STATE	Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

03/17/2021 12:27:04 PM

Work Order Number:	W2021031701232 - 1199235
Reference Number:	20211313564
Through Date:	03/17/2021 12:27:04 PM
Corporate Name:	DELL REVOLVER FUNDING L.L.C.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20100622561-95	Status Change - 08/19/2010	1
20050413108-64	Articles of Organization - 09/19/2005	1
20050413110-07	Certificate of Acceptance by Registered Agent - 09/19/2005	1

Respectfully, /s/ BARBARA K. CEGAVSKE BARBARA K. CEGAVSKE Nevada Secretary of State

Certified By: Electronically Certified
Certificate Number: B202103171516759
You may verify this certificate
online at http://www.nvsos.gov

ANNUAL LIST OF MANAGERS OR MANAGING MEMBERS AND REGISTERED AGENT AND STATE BUSINESS LICENSE APPLICATION OF:

DELL REVOLVER FUNDING L.L.C.

NAME OF LIMITED-LIABILITY COMPANY

FILE NUMBER
E0625092005-3

FOR THE FILING PERIOD OF 9/2010 TO 9/2011

YOU MAY FILE THIS FORM ONLINE AT www.nvsos.gov

110401

The entity's duly appointed registered agent in the State of Nevada upon whom process can be served is:

WILMINGTON TRUST SP SERVICES (NEVADA) INC
3993 HOWARD HUGHES PKWY, SUITE 250
LAS VEGAS, NV 89169-6754

A FORM TO CHANGE REGISTERED AGENT INFORMATION IS FOUND AT: www.nvsos.gov

Filed in the Office of	Business Number E0625092005-3
(signature)	Filing Number 20100622561-95
Secretary of State	Filed On 08/19/2010
State Of Nevada	Number of Pages 1

ABOVE SPACE IS FOR OFFICE USE ONLY

USE BLACK INK ONLY - DO NOT HIGHLIGHT

☐ Return one file stamped copy. (If filing not accompanied by order instructions, file stamped copy will be sent to registered agent.)

IMPORTANT: Read instructions before completing and returning this form.

1. Print or type names and addresses, either residence or business, for all manager or managing members. **A Manager, or if none, a Managing Member** of the LLC must sign the form. *FORM WILL BE RETURNED IF UNSIGNED.*
2. If there are additional managers or managing members, attach a list of them to this form.
3. Annual list fee is $125.00. A $75.00 penalty must be added for failure to file this form by the deadline. An annual list received more than 90 days before its due date shall be deemed an amended list for the previous year.
4. State business license fee is $200.00. Effective 2/1/2010, $100.00 must be added for failure to file form by deadline.
5. Make your check payable to the Secretary of State.
6. **Ordering Copies:** If requested above, one file stamped copy will be returned at no additional charge. To receive a certified copy, enclose an additional $30.00 per certification. **A copy fee of $2.00 per page** is required for **each additional copy** generated when ordering 2 or more file stamped or certified copies. Appropriate instructions must accompany your order.
7. Return the completed form to: Secretary of State, 202 North Carson Street, Carson City, Nevada 89701-4201, (775) 684-5708.
8. Form must be in the possession of the Secretary of State on or before the last day of the month in which it is due. (Postmark date is not accepted as receipt date.) Forms received after due date will be returned for additional fees and penalties. Failure to include annual list and business license fees will result in rejection of filing.

ANNUAL LIST FILING FEE: $125.00 LATE PENALTY: $75.00 BUSINESS LICENSE FEE: $200.00 LATE PENALTY: $100.00

Complete only if applicable

☐ Pursuant to NRS, this corporation is exempt from the business license fee. Exemption code: ______

☑ Month and year your State Business License expires: 0 8 20 1 0

Section 7(2) Exemption Codes
001 - Governmental Entity
002 - 501(c) Nonprofit Entity
003 - Home-based Business
004 - Natural Person with 4 or less rental dwelling units
005 - Motion Picture Company
006 - NRS 680B.020 Insurance Co.

NAME: DELL DFS CORPORATION
(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED) ☐ MANAGER ☑ MANAGING MEMBER
ADDRESS: TAX DEPT PO BOX 149256, USA | CITY: AUSTIN | STATE: TX | ZIP CODE: 78714-9256

NAME:
(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED) ☐ MANAGER ☐ MANAGING MEMBER
ADDRESS: | CITY: | STATE: | ZIP CODE:

NAME:
(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED) ☐ MANAGER ☐ MANAGING MEMBER
ADDRESS: | CITY: | STATE: | ZIP CODE:

NAME:
(DOCUMENT WILL BE REJECTED IF TITLE NOT INDICATED) ☐ MANAGER ☐ MANAGING MEMBER
ADDRESS: | CITY: | STATE: | ZIP CODE:

I declare, to the best of my knowledge under penalty of perjury, that the above mentioned entity has complied with the provisions of sections 6 to 18 of AB 146 of the 2009 session of the Nevada Legislature and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X MINDY RIDDLE

Signature of Manager or Managing Member

Title: VICE PRESIDENT

Date: 8/19/2010 3:20:32 PM

Nevada Secretary of State Annual List ManorMem
Revised: 8-5-09

S e p . 1 9 . 2 0 0 5 9:45AM N o . 3 7 3 6P . 3 / 4 DEAN HELLER Secretary of State 208 North Carson Street Carson City, Nevada 83701-4299 (776) 684 5708 Website: secretary of state.biz Filed in the Office of Business Number E0625092005-3 Filing Number 20050413108-64 Secretary of State Filed On 09/19/2005 State Of Nevada Number of Pages 1 Important: Read attached Instructions before completing form.ABOVE SPACE IS FOR OFFICE USE ONLY 1. of Limited. Liabillity Company: 2. Resident Agent Name and Wilmington Trust SP Services (Nevada), Inc. Street Address: Name NEVADA 89109 MUST BE A NEVERE ADDRESS 3993 Howard Hugward Pkwy, Suite 250Las Vegas where process may be Physical Street Address Zip Code City Additional Mailing Address State Zip Code City 3. Dissolution Date: Latest date upon which the company it to dissolve i extences is not perpetual): Company shall be managed by Manager(s) OR Members 5. Names Addresses, of Dell DFS Corporation Manager(s) or Members: Name DE 1980S Little Falls Centre II 2751 Centarville Road Suite 31. pages as necessary AddressState Zip Code City Name AddressState Zip Code City Name AddressState Zip Code City 6. Names, Addresses and Mindy Riddla Sianatures of O members: if more then NameNV 89109 Signature3993 Howard Hughes Pkwy, Suite 250Las one Vecgas Address Stats Zip Code City 7. Certificate of Acceptence of i hereby accept appointment as Resident Agent for the above named Appointment of limited-li.ability company. wilmington Trust, SP Services (novada), I : ______ Resident Agent: Authorized Signature of R.A. or On Behalf of R.A. CompanyDate This form must be accompanied by appropriate fees. See attached fee schedule. Nevers Secretary of state form LLC Arts 2003 Revised ON: 5210203

S e p . 1 9 . 2 0 0 5 9 : 4 5 A M N o . 3 7 3 6P . 4/ 4 DEAN HELLER Secretary of State 202 North Carson Street Carson City, Nevada 89701.4201 (775) 684 6705 Website: secretaryofstate.biz Filed in the Office of Business Number E0625092005-3 Filing Number 20050413110-07 Secretary of State Filed On 09/19/2005 State Of Nevada Number of Pages 1 General instructions for this form: OFFICE USE ONLY 1. Please print legibly or type; Black inc Only. 2. Complete all fields. (nevada), inc, In the matter Of Dell Revolver Funding L.L.C. (Name of ABOVE SPACE IS FOR business entity) |, wilmington trust SP services (Name of resident agent) hereby state that on I accepted the appointment as resident agent (Date) for the above named business entity. The street address of the resident agent in this state is as follows: 3993 Howard Hughes Pkwy ________________________________ Suite 250_________ Physical Street Address Suite number Las Vegas ____________________________________J NEVADA 89103 _____________ City Zip Code Optional: Additional Mailing Address Suite number city ‘state Zip code Signature: Wilmington Trust SP Services (Nevada.), Inc. Authorized Signature of R.A. or <£>n Behalf of R.A. Company Date